EXHIBIT 10.21
              MANUFACTURING, DISTRIBUTION AND ASSIGNMENT AGREEMENT

           This Agreement is made effective the 19 day of June, 1998 by and between National Boston Medical, Inc., hereafter call "NBM," a Delaware corporation, with its principal place of business at 43 Taunton Green Street, Taunton, Massachusetts, 02780, represented by Daniel J. Hoyng, its President, duly authorized by corporate resolution dated June 18, 1998 attached hereto and DermaGuard, Inc., hereafter called "DermaGuard", a Louisiana corporation with its principal place of business at 3500 St. Charles Avenue, Suite 2091, New Orleans, Louisiana 70115, represented by Egbert L. Ming, its President, duly authorized by corporate resolution dated June 18, 1998 attached hereto.

           1.        Appointment and Acceptance
           Subject to the terms and conditions contained herein, NBM appoints DermaGuard, and DermaGuard hereby accepts said appointment, as a manufacturer, distributor and seller of products, now or in the future, owned, secured, distributed and/or marketed by or on behalf of NBM, hereinafter sometimes referred to collectively as "Products" including, though not limited to, ViruShield. Pursuant hereto, DermaGuard shall enjoy a right of first refusal on any new Product offerings by NBM that are within the scope of "the Products" as hereinabove defined and under the terms and conditions otherwise contained herein.

           2.        Distribution Rights
           DermaGuard shall have the exclusive right to manufacture, distribute and sell the Products to or for the following customers: (1) any and all local, state and federal governmental agencies and/or institutions, including municipalities, state governments and the United States of America, its/their political subdivisions, departments and/or agencies, and (2) all quasi-public and/or controlled entities, including but not limited to hospitals, schools, military facilities/installations, and any and all other public oriented and/or publicly supported officers and/or agencies (all of the foregoing customers being hereinafter collectively referred to as the "Exclusive Customers"). Nothing herein shall limit DermaGuard's right to accept any orders for Products and handle any business related to the Products including sale of the Products to customers in addition to the Exclusive Customers; it being further agreed DermaGuard shall have the non-exclusive right to manufacture, distribute and sell the Products to or for any and all other customers in addition to the Exclusive Customers. Nothing herein shall prevent NBM form accepting any orders for the Products or handling business related to the Products directly and/or through other distributors appointed by the company for the customers other than Exclusive Customers.

           3. NBM's Representations, Warranties and Covenants NBM represents, warrants and covenants as follows:

           A. NBM shall, at its sole cost and expense, supply DermaGuard with reasonable quantities of catalogs, brochures and samples of the Products as requested by DermaGuard from time to time; except that, NBM shall be allowed to charge to DermaGuard the actual cost to NBM of printing DermaGuard's catalogs, brochures and product samples, including those costs incidental to said cost.
           B. NBM representatives and direct factory sales personnel shall, when requested by DermaGuard, (i) train DermaGuard's sales staff in Product line features, and (ii) accompany DermaGuard sales representatives on sales calls on DermaGuard customers;

           C. NBM shall refer all inquiries and purchase order form the Exclusive Customers to DermaGuard and shall refer to DermaGuard all such other inquiries and purchase orders from any other customers within the State of Louisiana; except that, nothing herein shall be inferred as limiting the right of NBM to market, sell, distribute and/or contract directly with national end-user accounts.


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           D. NBM shall  secure any and all FDA  registrations  for Products and all such other licensing and permits necessary for the manufacture, distribution and sale of the Products by DermaGuard.

           E. NBM shall conduct  periodic  on-site  inspections (not less than 1
(one) time per year) of DermaGuard's manufacturing and distribution facilities and provide written recommendations to enhance quality control of the Products manufactured, distributed or sold by DermaGuard.

           F. NBM shall at its sole cost and expense provide to DermaGuard, all Product labels, Product brochures, artwork and design for advertising and marketing on the Products by DermaGuard, except as is otherwise set forth herein.

           G. DermaGuard hereby agrees to use NBM as its exclusive sales agent and representative for the purpose of securing the manufacturing of DermaGuard's products.

           4.        DermaGuard Representations and Covenants

           A. DermaGuard shall withing three (3) days of execution of this Agreement make an initial purchase of beginning inventory of the Product ViruShield at a cost of not less than $75,000.00. NBM hereby represents and warrants that the unit cost of any Products sold to DermaGuard shall not exceed the lowest unit cost of identical Products sold or distributed to any other manufacturer, distributor or retailer of the respective Products.

           B. DermaGuard shall actively promote the sale of the Products through direct selling activities.

           C. DermaGuard shall permit NBM to review its inventory at a regular intervals (but no more than 4 (four) times per year) on thirty (30) days prior written notice, provided such review shall not adversely affect any business operations of DermaGuard.

           D. DermaGuard shall upon request of NBM, provide NBM with quarterly updates of DermaGuard's Product sales reports for the previous fiscal year, provided that NBM shall not disclose said sales reports or any portion thereof to any third parties and shall maintain the confidentiality of such reports.

           5.        Promotional Campaign

           A. DermaGuard shall conduct such promotional campaigns of the Products as it determines in its sole and absolute direction, and DermaGuard shall have the right to participate in any Product promotional campaigns or programs conducted by or on behalf of NBM. NBM shall have the right to contribute a portion of the costs of any promotional campaigns or programs conducted by DermaGuard provided however such contribution shall not entitle NBM to direct or control the content or quality of said promotional campaign or program.

           B. NBM shall continually promote the Products through trade show participation, and such other marketing efforts and promotional methods designed to enhance sale of the Products

           6.     Warranty

           NBM's responsibility with respect to any claimed defect in the Products is limited to replacement of the claimed defective Products and NBM shall not be liable to DermaGuard for any indirect, special or consequential damages of any kind whatsoever with respect to any such defects.


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Without in any way limiting the foregoing, in no case shall the liability of NBM under any warranty, expressed or implied, of or for any reason arising out of a Product sold to DermaGuard, exceed the value of the Product sold. NBM makes no warranties regarding Products manufactured by it or by others, including without limitation, warranties as to merchantability, or fitness for a particular purpose, either expressed or implied, except as provided herein.

           7.        Returns

           A. Products may be returned to NBM for Product defects, shipment errors or as provided in Section 8 below, and all such returns must have a Return Material Authorization number ("RMA") obtained from the NBM customer service department prominently displayed on the outside of all packing materials containing returned products. The RMA shall also be included on any correspondence and documents accompanying any such return shipments.

           B. NBM shall, unless otherwise requested by DermaGuard, credit DermaGuard for the full cost to DermaGuard of all Products returned. Upon request of DermaGuard, NBM shall, upon receipt of the Products returned, deliver to DermaGuard a cash refund equal to the full cost to DermaGuard of the Products returned.

           8.        Stock Adjustment

           DermaGuard shall have the option of adjusting its inventory once per calendar year by returning to NBM an amount of Products up to a maximum of five percent (5%) of the prior calendar year's sales. Any such inventory adjustment must be conducted during the second quarter of the calendar year. All Product returns made pursuant to this section shall be returned in original stock packages and consist solely of Products received by DermaGuard within twelve
(12) months of the date of return.


           9.        Pricing/Ordering Terms

           A. NBM shall confirm receipt of all Product order from DermaGuard within three (3) business days of NBM's receipt. No Product order shall be binding on NBM until received and confirmed by NBM.

           B.  All Product orders shall be subject to a minimum cost of $300.00.

           C. Products shall be shipped F.O.B. Factory, Tamarac, Massachusetts collect. Products shall be shipped by the best and most economical means available. All air shipments must be requested in writing and shall be at the sole cost and expense of DermaGuard.

           D. Payment terms are ne 30-days; except that, payment in full shall accompany DermaGuard's initial order and any orders requiring delivery to a foreign port (outside the United States of America and/or its controlled territories); and, excepting further, any orders over One Hundred Thousand Dollars ($100,000.00) placed by DermaGuard shall require fifty percent (50%) of the purchase price to accompany said orders.

           E. On each Product order made by DermaGuard where the cost of such Products is $5,000.00 or more, DermaGuard shall receive a credit equal to one percent (1%) of the total amount of such order, which credit may be used to purchase additional Products from NBM.

           10.    Duration and Termination


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           This  Agreement  shall  be for a  primary  term of three  (3)  years,
commencing  on  the  date  of  execution   hereof.   This  agreement   shall  be
automatically renewable for successive three (3) year periods, subject to mutually agreed upon annual performance requirements. Should the parties hereto fail to agree on annual performance requirements for any extended term of this contract, the same shall be established by binding arbitration within the State of Louisiana or in such other manner as is mutually agreeable to the parties.

           DermaGuard shall place orders for ViruShield totaling Two Hundred Fifty Thousand Dollars ($250,000.00) in the first year of this agreement (including the initial order); One Million Dollars ($1,000,000.00) in the second year; and, Two Million Dollars ($2,000,000.00) in the third year. Orders for ViruShield under DermaGuard's private label shall constitute orders for ViruShield under this agreement.

           This agreement shall become effective on the date first written above and shall continue in full force and effect unless terminated by either party for cause upon ninety (90) days prior written notice, any such termination notices shall be pursuant to material breaches of one or more obligations as set forth herein by either party. DermaGuard's failure to comply with its performance requirements under this section shall constitute a material breach of this contract.

           11.    Review

           Notwithstanding anything herein written to the contrary, the parties hereto agree, once every six (6) months, to meet to review the reasonableness, adequacy and sufficiency of the performance quotas as specified herein/or subsequent hereto, and to amend by mutual agreement said requirements as needed. However, the failure of said parties to so meet and/or agree to proposed amendments to this agreement, shall not in any way affect the validity of this agreement.

           12.       Notices

           All notices permitted or required herein shall be made in writing by certified mail, return receipt requested as follows:

           If to DermaGuard:              DermaGuard, Inc.
                                          350 St.  Charles Avenue
                                          Suite 209
                                          New Orleans, Louisiana 70115
                                          Attn: Mr.  Alvarez Ferrouillet


           If to NBM:                     National Boston Medical, Inc.
                                          43 Taunton Green Street
                                          Third Floor
                                          P.O. Box 1161
                                          Taunton, MA 02780
                                          Attn: Mr.  Daniel Hoyng

          Either party may change its address for notices by ten (10) days prior written notice to the other party.

           13.     Assignment of Patent Rights



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           A. NBM does hereby assign, transfer, convey and deliver to Dermaguard the exclusive right and the ability to use all rights, statements or claims made by, for or on behalf of VIRUSHIELD as evidenced by and pursuant to NBM's patent or patent-pending (Application No.______________), including, though not limited to, the trademarks and service marks associated therewith. Further, this assignment shall automatically extend and apply to any further patents, patent-pending applications or related rights obtained by NBM relative to any of its Products including, though not limited to, VIRUSHIELD.

           B. NBM hereby represents, warrants and covenants that it has executed no other or prior assignment or transfer of said Patent or Patent-Pending Rights or any portion thereof for any rights associated therewith.

           14.     Private Labeling

           DermaGuard shall have the right to manufacture, distribute, market and sell any and all of the Products under a DermaGuard private label, including the right to identify and name or change the name, including the trade name of any and all such Products as DermaGuard in its sole discretion elects. NBM agrees not to execute any further agreements to private label its products, including though not limited to, VIRUSHIELD, so long as this agreement remains in full force and effect; except that, nothing herein shall prevent NBM from establishing private label agreements relative to any or all of its Products, including VIRUSHIELD, for:

                     (1) the private limited benefit of its national accounts and/or venders, including direct marketing companies, which use or sell said Product(s) within their respective establishments or to their respective direct marketing audiences; and,

                     (2) distributors which access to limited or specified market groups who solely or usually, within their normal course of business, market to said groups only Products bearing their (distributor's) private label;

it being the express intent of the parties hereto, that no entity, other than DermaGuard, shall be granted the right to compete generally with NBM utilizing NBM Private labeled Products or derivatives thereof.

           15.       Board of Directors Appointment

           The President of NBM or his/her designee may, at the pleasure of the Board of Directors of DermaGuard, be allowed to serve on said Board of Directors.

           16.     Entire Agreement

           This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter contained herein and supersedes all prior agreements, oral and written, heretofore made between the parties; and this Agreement shall be construed in accordance with the laws of the State of Louisiana. No modification hereof shall be valid unless in writing and duly signed by an officer of NBM officer of NBM and DermaGuard. The captions herein are for convenience only and shall not be construed as part of the agreement between the parties hereto.

           IN WITNESS WHEREOF, the parties have cause this Agreement to be executed effective the day and year first written above.




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WITNESSES:                                 NATIONAL BOSTON MEDICAL, INC.

 /s/Micheal A. Laynd
-----------------------
  /s/ Robert V. Alen                        By:  /s/Daniel J. Hoyng
-----------------------                      -------------------------
                                            Daniel J.  Hoyng, President

                                            DERMAGUARD, INC.
 /s/Mercedes Perez
-----------------------
/s/ Trae Miller                            By: /s/Egbert L. Ming
-----------------------                      -------------------------
                                           Egbert L.  Ming, President



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                          A C K N O W L E D G E M E N T

STATE OF MASSACHUSETTS

COUNTY OF BRISTOL

     BEFORE ME, Shabha Kunar, a Notary in and for the said state and parish, this day personally appeared: DANIEL J. HOYNG appearing herein in his capacity as President of National Boston Medical, Inc. to me personally known to be the identical person whose name is subscribed to the foregoing Manufacturing, Distribution and Assignment Agreement as representing National Boston Medical, Inc., and acknowledged to me in the presence of the undersigned witnesses that he executed the same on the date hereof on behalf of said corporation, and that it was executed for the uses, purposes and considerations therein expressed by authority of the Board of Directors of said corporation, as the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto signed this acknowledgment with the said appearer and the two competent witnesses at Taunton , Massachusetts, on the 23rd day of June, 1998, after due reading of the whole.

WITNESSES:
 /s/Micheal A. Laynd
-----------------------
  /s/ Robert V. Alen                        By:  /s/Daniel J. Hoyng
-----------------------                      -------------------------

                                /s/ Shaliha Kumar
                              ----------------------
                               NOTARY PUBLIC
                               MY COMMISSION EXPIRES AUGUST 9, 2002


                          A C K N O W L E D G E M E N T

STATE OF LOUISIANA

PARISH OF ORLEANS

     BEFORE ME, A.T. Ferrouillet, a Notary in and for the said state and parish, this day personally appeared: EGBERT L. MING appearing herein in his capacity as President of DermaGuard, Inc. to me personally known to be the identical person whose name is subscribed to the foregoing Manufacturing, Distribution and Assignment Agreement as representing DermaGuard, Inc., and acknowledged to me in the presence of the undersigned witnesses that he executed the same on the date hereof on behalf of said corporation, and that it was executed for the uses, purposes and considerations therein expressed by authority of the Board of Directors of said corporation, as the free act and deed of said corporation.



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     IN WITNESS  WHEREOF,  I have hereunto signed this  acknowledgment  with the said appearer and the two competent witnesses at New Orleans, Louisiana, on the 18th day of June, 1998, after due reading of the whole.

WITNESSES:

 /s/Mercedes Perez
-----------------------
/s/ Trae Miller                            By: /s/Egbert L. Ming
-----------------------                      -------------------------


                                          /s/Alvany Ferroviller, Jr.
                                        ------------------------------
                                          NOTARY PUBLIC